      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 1996

                                                    REGISTRATION NO. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                               ------------------
                                     FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                               HARRIS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ------------------

        DELAWARE                                       34-0276860
 (STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             1025 W. NASA Boulevard
                            Melbourne, Florida 32919
                                 (407) 727-9100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------
                             RICHARD L. BALLANTYNE
                               Harris Corporation
                             1025 W. NASA Boulevard
                            Melbourne, Florida 32919
                                 (407) 727-9100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ------------------
                                   COPIES TO:

        JAMES J. MAIWURM                            DANIEL M. ROSSNER
        Crowell & Moring                               Brown & Wood
 1001 Pennsylvania Avenue, N.W.                   One World Trade Center
     Washington, D.C. 20004                      New York, New York 10048

                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     From time to time after this Registration Statement becomes effective.
                               ------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF                         PROPOSED          PROPOSED
    SECURITIES TO BE         AMOUNT TO      MAXIMUM OFFERING MAXIMUM AGGREGATE     AMOUNT OF
       REGISTERED          BE REGISTERED   PRICE PER UNIT(1)   OFFERING PRICE   REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
Debt Securities..........    $250,000,000         100%          $250,000,000       $86,206.90
- -------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED MAY 3, 1996
                    ----------------------------------------

PROSPECTUS

                                  $250,000,000

                               HARRIS CORPORATION
                                DEBT SECURITIES                             LOGO

                               ------------------

     Harris Corporation ("Harris" or the "Company") may offer and issue from time to time up to $250,000,000 aggregate initial public offering price of its Debt Securities in one or more series. The Company will offer Debt Securities to the public on terms to be determined by market conditions.

     The accompanying Prospectus Supplement or the applicable Pricing Supplement sets forth the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), listing (if any) on a securities exchange, and any other specific terms of the Debt Securities, and the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of Debt Securities.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

     The Debt Securities may be offered directly, through dealers, through underwriters or through agents designated from time to time, as set forth in the Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a purchaser or dealer, the public offering price less discount in the case of an underwriter, or the purchase price less commission in the case of an agent -- in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for indemnification arrangements for dealers, underwriters and agents.

     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement and applicable Pricing Supplement.

May   , 1996

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT ATTACHED HERETO (TOGETHER "THIS SUPPLEMENTED PROSPECTUS") OR ANY PRICING SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS SUPPLEMENTED PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO BUY DEBT SECURITIES IN ANY JURISDICTION TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ------------------

                             AVAILABLE INFORMATION

     Harris is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning Harris can be inspected and copied at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in New York (7 World Trade Center, New York, New York 10048) and Chicago (500 West Madison Street, Chicago, Illinois 60661). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington. D.C. 20549, at prescribed rates. Reports, proxy material and other information concerning Harris also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. This Prospectus does not contain all information set forth in the Registration Statement, of which this Prospectus is a part, and Exhibits thereto which Harris has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

                               ------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended June 30, 1995, Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996, and Current Reports on Form 8-K dated October 12, 1995, January 4, 1996 and January 10, 1996, which were filed by Harris (Commission File No. 1-3863) with the Commission under the Exchange Act, are incorporated in this Prospectus by reference.

     All documents filed by Harris pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Harris will provide without charge to any person receiving a copy of this Prospectus, including any beneficial owner, upon oral or written request, a copy of any and all of the documents incorporated by reference herein, except for the exhibits to such documents which are not specifically incorporated by reference into such documents. Requests should be directed to Richard L. Ballantyne, Secretary, Harris Corporation, 1025 W. NASA Boulevard, Melbourne, Florida 32919
(407) 727-9100.

                                  THE COMPANY

     Harris, along with its subsidiaries, is a worldwide company focused on four major core businesses: advanced electronic systems, semiconductors, communications and an office equipment distribution network. The executive offices of the Company are located at 1025 W. NASA Boulevard, Melbourne, Florida 32919, and the telephone number is (407) 727-9100.

     The Company's operations are carried out through three operating sectors and a subsidiary, which correspond to its business segments used for financial reporting purposes: Electronic Systems, Semiconductor, Communications and Lanier Worldwide, Inc. Harris structures its operations primarily around the markets it serves. Its operating divisions, which are the basic operating units, have been organized on the basis of technology and markets. For the most part, each operating division has its own marketing, engineering, manufacturing and service organizations.

     The Electronic Systems sector of Harris is engaged in advanced research, development, design and production of high technology systems for government agencies and commercial organizations in the United States and overseas. Applications of the sector's state-of-the-art technologies include avionics and space systems, support equipment, C(3)I (Command, Control, Communication and Intelligence), energy management, newspaper composition, real-time and high-performance computing and design automation.

     The Semiconductor sector of the Company produces standard, semicustom and custom integrated circuits and discrete devices based on complementary metal oxide semiconductor (CMOS), bipolar, dielectric isolation, gallium arsenide
(GaAs) and radiation hardening technologies. These products are focused on signal processing and control segments of the worldwide semiconductor market that demand the highest levels of performance in terms of speed, precision, low-power consumption and reliability in harsh environments.

     The Communications sector of the Company produces a comprehensive line of communications equipment and systems, including microwave, lightwave, two-way radio, broadcast radio and television systems, digital telephone switches, satellite systems, auxiliary telecommunication products and turnkey communication systems.

     Lanier Worldwide, Inc., is a wholly-owned subsidiary of Harris which markets, sells and services office equipment and business communication products on a global basis. Lanier Worldwide is among the industry's largest (measured by sales) independent distributors of copying systems, facsimile units, laser printers and presentation and document systems. Through its Voice Products Division, Lanier Worldwide is a market leader in dictation equipment ranging from pocket-size units to large-capacity analog and digital systems. Lanier Worldwide is also a leading supplier of business telephone systems, private branch exchanges and continuous-recording systems for monitoring and logging two-way voice communications.

                                USE OF PROCEEDS

     Unless otherwise specified in the Prospectus Supplement or the applicable Pricing Supplement, the net proceeds from the sale of the Debt Securities offered hereby will be used for general corporate purposes, including the repayment of existing indebtedness and additions to working capital. The Company may raise additional funds from time to time through equity or debt financings.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated.

                              FISCAL YEAR ENDED JUNE 30                           NINE MONTHS ENDED MARCH 31
       -----------------------------------------------------------------------    --------------------------
          1991           1992           1993           1994           1995           1995           1996
       -----------    -----------    -----------    -----------    -----------    -----------    -----------
          1.11           2.47           3.17           3.56           3.88           3.57           3.90

     For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. Earnings represent the sum of income from continuing operations before income taxes for the Company and its subsidiaries plus fixed charges, minus interest capitalized, plus amortization of interest capitalized. Fixed charges represent interest expense of the Company and its subsidiaries (including interest capitalized) plus one-third (the proportion deemed representative of the interest factor) of rents.

                         DESCRIPTION OF DEBT SECURITIES

     The statements under this caption relating to the Debt Securities and the Indenture are summaries and do not purport to be complete. Such summaries use terms defined in, and are qualified in their entirety by reference to, the Debt Securities and the Indenture and the cited provisions thereof. All references to "Section" or "Article" in this "Description of Debt Securities" are to the applicable Section or Article of the Indenture. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Debt Securities will be issued under an Indenture dated as of May 1, 1996 (the "Indenture") between the Company and Chemical Bank (the "Trustee"). The Indenture authorizes the issuance by the Company from time to time of Debt Securities in one or more series. The Indenture does not limit the amount of Debt Securities which may be issued thereunder, and provides that the specific terms of any series of Debt Securities shall be set forth in, or determined pursuant to, an authorizing resolution of the Board of Directors of the Company or in a supplemental indenture relating to such series. The Debt Securities will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated obligations of the Company. The Debt Securities will be a new issue of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for the Debt Securities.

     Reference is made to the Prospectus Supplement or applicable Pricing Supplement for the following terms of the Debt Securities ("Offered Debt Securities") in respect of which this Prospectus is being delivered (to the extent such terms are applicable to such Debt Securities): (i) designation, aggregate principal amount and purchase price; (ii) date of maturity; (iii) interest rate or rates (or method by which such rate or rates will be determined), if any; (iv) the dates on which any such interest will be payable;
(v) the place or places where the principal of and interest, if any, on the Offered Debt Securities will be payable; (vi) any redemption or sinking fund provisions; (vii) whether the Offered Debt Securities are to be issued in the form of one or more global securities and, if so and different from the depositary identified below, the identity of a depositary for such global securities; and (viii) any other specific terms of the Offered Debt Securities.

     The Prospectus Supplement or Pricing Supplement relating to each series of Debt Securities will indicate either that Debt Securities of such series cannot be redeemed prior to maturity or that such Debt Securities will be redeemable at the option of the Company, at the option of the holder or both, on or after a specified date or dates prior to maturity on terms set forth therein. Except as set forth in the applicable Prospectus Supplement or Pricing Supplement, the Debt Securities will not be subject to any sinking fund.

     The Company may purchase Debt Securities at any price in the open market or otherwise. Debt Securities so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation or in satisfaction of any redemption requirements.

     Debt Securities will bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate will be sold at a substantial discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

     Debt Securities will be issued only in fully registered form and will be represented either by Debt Securities issued in definitive form or by one or more Global Securities registered in the name of a depositary or its nominee (see "Global Securities" below). In the case of Debt Securities issued in definitive form, the applicable Prospectus Supplement or Pricing Supplement will specify the manner of payment of principal and interest thereon and the place or places where the Debt Securities may be presented for exchange or transfer.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in the form of one or more fully registered global securities (each a "Global Security") that will be deposited with The Depository Trust Company (the "Depositary"), or with a nominee for the Depositary. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

     The Depositary has advised the Company that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for persons that have accounts with the Depositary ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

     Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities, or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to beneficial interests of beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Principal, premium, if any, and interest payments on Debt Securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee, any paying agent or any security registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in "street names," and will be the responsibility of such participants.

     If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue Debt Securities of any series then represented by one or more Global Securities in definitive form in exchange for such Global Security or Securities. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing such Debt Securities may, on terms acceptable to the Company and the Depositary for such Global Security, receive such Debt Securities in definitive form. In any such instance, an owner of a beneficial interest in such a Global Security will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities so issued in definitive form will, except as set forth in the applicable Prospectus Supplement, be issued in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.

CERTAIN RESTRICTIONS

     The restrictions summarized below apply to the Offered Debt Securities unless the Prospectus Supplement provides otherwise. Certain terms used in the following description of such restrictions are defined under "Certain Definitions" below. The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture.

  Limitations on Liens

     The Indenture provides that the Company and its Restricted Subsidiaries will not create, incur, assume or suffer to exist any mortgage, pledge or other lien or encumbrance of or upon any Principal Property or any shares of capital stock or indebtedness of any Restricted Subsidiary, whether now owned or hereafter acquired, if after giving effect thereto (but not to certain permitted liens) the aggregate principal amount of indebtedness secured by mortgages, pledges, liens or other encumbrances would be in excess of 5% of the Company's Consolidated Net Worth (as defined in the Indenture) unless the Debt Securities then outstanding will be secured by such mortgage, pledge, lien or encumbrance equally and ratably with (or prior to) any and all obligations, indebtedness or claims secured by such mortgage, pledge, lien or encumbrance; except that the Company and its Restricted Subsidiaries may incur certain liens and encumbrances described in the Indenture without so securing the Debt Securities. Among such permitted liens are (i) purchase money mortgages, including conditional sales and other title retention agreements; (ii) liens securing certain construction and improvement loans; (iii) liens in connection with government contracts; (iv) liens securing indebtedness of a Restricted Subsidiary outstanding at the time it became a Subsidiary; and (v) certain liens in favor of an instrumentality of the United States or any State or any political subdivision thereof to secure indebtedness incurred to finance the acquisition, construction or improvement of the property subject to the lien. (Section 5.11)

  Limitations on Sales and Leasebacks

     The Indenture provides that the Company and its Restricted Subsidiaries will not sell or transfer any Principal Property with the intention of entering into a lease of such facility for a term of more than three years, unless the Attributable Debt in respect of all such sales and leasebacks involving Principal Properties shall not exceed 5% of Consolidated Net Worth, or unless the net proceeds of such sale are applied to the redemption of Debt Securities or the reduction of other Funded Debt in an aggregate principal amount (or, in the case of an Original Issue Discount Security, such portion of the principal as would have been payable if such Securities had been accelerated to such date) equal to such net proceeds, or unless the Company applies such net proceeds to the purchase of properties, facilities or equipment to be used for operating purposes. (Section 5.10)

  Consolidation, Merger or Sale of Assets

     The Company covenants in the Indenture that it will not consolidate or merge with or into any other corporation, or sell or transfer all or substantially all of its property and assets to any other corporation, (i) unless the surviving or successor corporation assumes the obligations of the Company under the Indenture and is not in default thereunder immediately after the consummation of the transaction or (ii) if, upon such consolidation, merger, sale or transfer becoming effective, any of the property or assets of the Company would become or be subject to any mortgage or other lien (an "additional lien"), other than liens existing thereon prior thereto and liens permitted by
Section 5.11 (see "Limitations on Liens" above), unless, prior to such consolidation, merger, sale or transfer, the Debt Securities are directly secured by a lien ranking prior to such additional lien on all of the property and assets of the Company that would become subject to such additional lien or the Debt Securities outstanding immediately after such consolidation, merger, sale or transfer shall be equally and ratably secured with (or prior to) any and all obligations, indebtedness and claims secured by such additional lien. (Section 12.01)

     In the event of a sale or transfer of substantially all of the assets of the Company and the assumption of the Company's obligations under the Indenture by the purchaser, the Company will be discharged from all obligations under the Indenture and the Debt Securities. (Section 12.02)

  Certain Definitions

     The term "Attributable Debt" with respect to any sale and leaseback transaction means, at the time of the determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). "Net rental payments" as used in the preceding sentence means the sum of the rental and other payments required to be paid in such period by the lessee under any lease, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. (Section 1.01)

     The term " Original Issue Discount Security" means any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to
Section 7.01 of the Indenture. (Section 1.01)

     The term "Principal Property" means any manufacturing plant located within the United States of America (other than its territories or possessions) and owned or leased by the Company or any Subsidiary, except any such plant that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole. (Section 1.01)

     The term "Restricted Subsidiary" means any Subsidiary that owns or leases a Principal Property. As noted above, the definition of Principal Property does not include foreign facilities. "Subsidiary" means any corporation of which the Company, or the Company and one or more Subsidiaries, directly or indirectly own at the time (i) more than 50% of the outstanding capital stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power in the election of members of the board of directors, managers or trustees of said corporation, and (ii) securities having at such time voting power to elect at least a majority of the members of the board of directors, managers or trustees of said corporation. (Section 1.01)

EVENTS OF DEFAULT

     As used in the Indenture, the term "Event of Default" with respect to any series of Debt Securities includes (i) the failure of the Company to pay interest on such Debt Securities that continues for a period of 30 days after such payment is due, or to make any principal or premium payment when due; (ii) the failure of the Company to comply with any other agreements contained in the Indenture or such Debt Securities for 90 days after notice of such failure;
(iii) certain events of bankruptcy, insolvency or reorganization of the Company; and (iv) an event of default as defined in any mortgage, indenture or instrument under which is issued, or securing or evidencing, indebtedness of the Company (other than the Debt Securities of such series) that results in such indebtedness becoming or being declared due and payable prior to maturity, if such acceleration is not rescinded within 10 days after notice to the Company from the Trustee (or to the Company and the Trustee from the holders of not less than 25% of the then outstanding Securities of all series) under the Indenture. The Indenture provides that the Trustee may withhold notice to the holders of any series of Debt Securities of any default (except a default in payment of principal of, premium, if any, or interest on any Debt Security) if the Trustee determines it is in the best interest of the holders of such Debt Securities to do so. (Section 7.01 and Section 7.07)

     The Indenture provides that, (i) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on, any series of Debt Securities issued under the Indenture, or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under the Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (voting as a single class) issued under the Indenture and then outstanding may then declare the principal (or, in the case of Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately and (ii) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding, due to certain events of bankruptcy, insolvency and reorganization of the Company, or due to defaults under and acceleration of other indebtedness under circumstances described in the Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Debt Securities then outstanding under the Indenture (treated as a single class) may declare the principal (or, in the case of Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all such Debt Securities and interest accrued thereon to be due and payable immediately; provided that upon certain conditions such declarations may be annulled, and past defaults may be waived (except a continuing default in payment of principal of or premium, if any, or interest on such Debt Securities), by the holders of a majority in principal amount of the Debt Securities of such series (or of all series, in the case of defaults described in clause (ii)) then outstanding. (Section 7.01 and Section 7.06)

     The Trustee may refuse to enforce the Indenture or the Debt Securities unless it first receives satisfactory security or indemnity. Subject to certain limitations specified in the Indenture, the holders of a majority in principal amount of the Debt Securities of an affected series then outstanding will have the right to direct the time, methods and place of conducting any proceeding for any remedy available to the Trustee. (Section 8.02 and Section 7.06)

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture provides that the Company will be discharged from obligations in respect of the Indenture and the outstanding Debt Securities of a series upon deposit in trust with the Trustee of money or U.S. Government Obligations sufficient for payment of all principal and interest on the Debt Securities of such series, when due; provided, however, that, in the event of such deposit, certain of the Company's obligations under the Indenture, including the obligation to pay the principal of and interest on the Debt Securities of such series, shall continue until all of such Debt Securities of such series issued under the Indenture are no longer outstanding. Such a deposit in trust may occur only if, among other things, the Company has received an opinion of counsel stating that holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred. (Article Four)

MODIFICATION

     Under the Indenture, subject to certain exceptions, the rights and obligations of the Company and the rights of the holders of a series of Debt Securities may be modified by the Company and the Trustee only with the consent of the holders of at least 66 2/3% in aggregate principal amount of Debt Securities of such series then outstanding. However, no extension of the maturity of any Debt Securities, or reduction in the interest rate, principal amount, or premium, if any, payable upon redemption, or extension of the time of payment of interest, or reduction in the amount of principal due and payable upon an acceleration of maturity upon an Event of Default or the amount thereof provable in bankruptcy, or impairment or effect upon the right of any holder of the Debt Securities to institute suit for the payment thereof or, if the securities provide therefor, any right of repayment at the option of the holder of the Debt Securities, or reduction of the percentage of any series of Debt Securities required for modification, will be effective without the consent of the holder of each Debt Security so affected. (Section 11.02)

REPORTS TO TRUSTEE

     The Company covenants in the Indenture that it will provide Trustee with an officers' certificate stating that the activities of the Company during the preceding fiscal year have been reviewed and that, to the best of the knowledge of such officers, the Company is not in default in the performance, observance or fulfillment of the terms, provisions and conditions of the Indenture and that no default exists or, if a default exists, specifying all such defaults of which such officers may have knowledge. (Section 5.13)

REGARDING THE TRUSTEE

     The Trustee, Chemical Bank, is one of a number of banks with which the Company maintains ordinary banking relationships and credit facilities.

                              PLAN OF DISTRIBUTION

     The Company may sell Offered Debt Securities to one or more underwriters for public offering and sale by them or may sell the Offered Debt Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Debt Securities will be named in the applicable Prospectus Supplement. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to offer and sell the Offered Debt Securities upon the terms and conditions as are set forth in the Prospectus Supplement. The Company has reserved the right to sell Offered Debt Securities directly to investors on its own behalf in those jurisdictions where it is authorized to do so.

     Underwriters may offer and sell the Offered Debt Securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the Offered Debt Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Offered Debt Securities for whom they may act as agent. Underwriters may sell the Offered Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, are set forth in the applicable Prospectus Supplement or Pricing Supplement. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the Offered Debt Securities will be passed upon for the Company by Crowell & Moring, Washington, D.C. Certain legal matters relating to the Offered Debt Securities will be passed upon for the underwriters by Brown & Wood, New York, New York. Certain matters will be passed upon for the Company by Richard L. Ballantyne, Vice President and General Counsel of the Company.

                                    EXPERTS

     The consolidated financial statements and schedule of Harris Corporation and subsidiaries appearing in the Company's Annual Report (Form 10-K) for the year ended June 30, 1995, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the Debt Securities, other than underwriting discounts and agency fees or commissions, are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission registration fee..........    $ 86,207
Printing and engraving expenses..............................      21,000
Accountants' fees and expenses...............................      10,000
Legal fees and expenses......................................      75,000
Fees and expenses of Trustee.................................      18,000
Rating agency fees...........................................     170,000
Blue Sky fees and expenses...................................      10,000
Miscellaneous................................................       9,793
                                                                ----------
Total........................................................    $400,000
                                                                ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VI of the By-laws of the Company, which is incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and Section 145 of the General Corporation Law of the State of Delaware, provide for indemnification by the Company of its officers and directors under certain conditions and subject to certain limitations. The Company maintains officers' and directors' liability insurance which insures against claims and liabilities (with stated exceptions) that officers and directors of the Company may incur in such capacities. The Company has also entered into agreements with its officers and directors which indemnify them against claims and liabilities to which they may become subject by reason of their positions with the Company.

ITEM 16. EXHIBITS.

    EXHIBIT NO.                                     DESCRIPTION
- -------------------- -------------------------------------------------------------------------
       1             Form of Underwriting Agreement.
       4             Indenture, dated as of May 1, 1996, between the Company and Chemical
                     Bank, as trustee.
       5             Opinion of Crowell & Moring.
      12             Statement re computation of ratios of earnings to fixed charges.
      23.1           Consent of Crowell & Moring (included in Exhibit 5).
      23.2           Consent of Ernst & Young LLP.
      24             Powers of Attorney.
      25             Form T-1 -- Statement of Eligibility of Trustee.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the Debt Securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Debt Securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HARRIS CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MELBOURNE, STATE OF FLORIDA, ON THIS 3RD DAY OF MAY, 1996.

                                            HARRIS CORPORATION

                                            By: /s/  B. R. ROUB
                                               -------------------------------
                                                  Bryan R. Roub
                                                  Senior Vice President-Chief
                                                  Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                              TITLE                        DATE
               ---------                              -----                        ----
      PHILLIP W. FARMER*                Chairman of the Board,             )
  ----------------------------------      President and Chief Executive    )
      Phillip W. Farmer                   Officer (Principal Executive     )
                                          Officer and Director)            )
                                                                           )
                                                                           )
  /s/ B. R. ROUB                        Senior Vice President-Chief        )
  ----------------------------------      Financial Officer (Principal     )
      Bryan R. Roub                       Financial Officer)               )
                                                                           )
                                                                           )
  /s/ R. W. FAY                         Vice President-Controller          )
  ----------------------------------      (Principal Accounting Officer)   )
      Robert W. Fay                                                        )
                                                                           )
      ROBERT CIZIK*                     Director                           )
  ----------------------------------                                       )
      Robert Cizik                                                         )
                                                                           )
      LESTER E. COLEMAN*                Director                           )
  ----------------------------------                                       )
      Lester E. Coleman                                                    )
                                                                           )
      RALPH D. DENUNZIO*                Director                           )       May 3, 1996
  ----------------------------------                                       )
      Ralph D. DeNunzio                                                    )
                                                                           )
      JOSEPH L. DIONNE*                 Director                           )
  ----------------------------------                                       )
      Joseph L. Dionne                                                     )
                                                                           )
      JOHN T. HARTLEY*                  Director                           )
  ----------------------------------                                       )
      John T. Hartley                                                      )
                                                                           )
      KAREN KATEN*                      Director                           )
  ----------------------------------                                       )
      Karen Katen                                                          )
                                                                           )
      WALTER F. RAAB*                   Director                           )
  ----------------------------------                                       )
      Walter F. Raab                                                       )
                                                                           )
      ALEXANDER B. TROWBRIDGE*          Director                           )
  ----------------------------------                                       )
      Alexander B. Trowbridge                                              )

*By   /s/ RICHARD L. BALLANTYNE
    --------------------------------
        Richard L. Ballantyne,
           Attorney-in-Fact